Exhibit 23.5
                             MCDANIEL & ASSOCIATES
                               CONSULTANTS LTD.

                       Oil and Gas Reservoir engineering





May 19, 1995



Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas  75206


Reference:     Consent of Independent Petroleum Engineers


Dear Gentlemen:

We hereby consent to the incorporation by reference from Triton Energy Corporation's (the "Company") Transition Report on Form 10-K for the period from June 1, 1994 to December 31, 1994, and inclusion in the Company's Registration Statement on Form S-3 (the "Form S-3") relating to an offering of the Company's common stock, of the estimates of the net proved reserves and future net cash inflows of the Company prepared by our firm in our evaluation of Ausquacan Energy Ltd. as of December 31, 1994. We also hereby consent to the specific references to our firm in "Experts."

Very truly yours,

McDANIEL & ASSOCIATES CONSULTANTS LTD.



B.H. Emslie, Vice President

Calgary, Alberta, Canada
Dated:  May 19, 1995